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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Select Medical Corporation of our reports dated March 5, 2003, except as to Note 11, which is as of July 11, 2003, relating to the financial statements and financial statement schedule of Select Medical Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected consolidated financial and other data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
October 17, 2003